UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 12, 2026

Acumen Pharmaceuticals, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40551	36-4108129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1210-1220 Washington Street, Suite 210 Newton, Massachusetts	02465
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (617) 344-4190

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ABOS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01    Regulation FD Disclosure

On June 16, 2026, Acumen Pharmaceuticals, Inc. (the “Company”) issued a press release announcing the nomination of two enhanced brain delivery (“EBD”) development candidates for the treatment of Alzheimer’s disease (“AD”) pursuant to its collaboration agreement with JCR Pharmaceuticals Co. Ltd. (“JCR”) and the exercise of the Company’s option pursuant to the collaboration agreement to license and develop such development candidates. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”).

The information in this Item 7.01 of this Report (including Exhibit 99.1), is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing. The Company’s submission of this Report shall not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01     Other Events

On June 16, 2026, the Company announced the nomination of two EBD development candidates for the treatment of AD pursuant to its collaboration agreement with JCR and the exercise of its option pursuant to the collaboration agreement to license and develop such development candidates. Building on preclinical data from both in vitro and in vivo studies, the Company’s exercise of its option will enable it to advance the potential development of both candidates, which combine the Company’s amyloid-beta oligomer (“AβO”)-selective antibody expertise and JCR’s validated transferrin-receptor-targeting blood-brain barrier-penetrating technology, termed J-Brain Cargo. The Company’s research on EBD technology is part of the Company’s ongoing collaboration with JCR, which was previously announced in July 2025.

One of the two EBD development candidates selected by the Company for further development is a bispecific antibody derived from sabirnetug, and the other is based on a novel, next generation AβO-selective antibody with differentiated properties, known as ACU234. As previously disclosed by the Company in March 2026, both of the EBD development candidates demonstrated consistent and predictive results in preclinical studies across multiple models, including murine and non-human primate (“NHP”) studies. The candidates both achieved enhanced brain penetration, with antibody levels 14-40x higher in NHPs than native antibodies at 24 hours. Assessment of a panel of hematology endpoints in NHPs suggested a low risk of anemia, and there were no adverse events observed across all tested species. Additionally, both of the EBD development candidates exhibited favorable stability and plasma PK profiles in NHPs following subcutaneous (“SC”) administration, supporting their potential suitability for SC dosing in patients.

This Report contains forward-looking statements within the meaning of the federal securities laws. Any statements in this Report that are not historical facts may be considered “forward-looking statements,” including statements regarding the Company’s plans with respect to the future development of the EBD development candidates selected pursuant to its collaboration agreement with JCR and the expected clinical and therapeutic potential of the EBD development candidates and JCR’s J-Brain Cargo technology. These forward-looking statements are based on current expectations and are not guarantees of future performance. Further, the forward-looking statements are subject to limitations listed in Exhibit 99.1 and in the other reports of the Company filed with the Securities and Exchange Commission, including that actual events or results may differ materially from those in the forward-looking statements.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 16, 2026

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acumen Pharmaceuticals, Inc.

Dated: June 16, 2026	By:	/s/ Derek Meisner
Derek Meisner Chief Legal Officer